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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 25, 2005



                                    MFB CORP.
             (Exact name of registrant as specified in its charter)



                                     INDIANA
                 (State or other jurisdiction of incorporation)



                0-23374                             35-1907258
       (Commission File Number)         (IRS Employer Identification No.)



           4100 Edison Lakes Parkway, Suite 300
                     P.O. Box 528
                   Mishawaka, Indiana                            46546
         (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (574) 277-4200

Item 5.02 Departure of Directors and Election of Director


MISHAWAKA -- MFB Corp., parent company of MFB Financial, announces that Michael
J. Marien, has been elected Chairman of board of directors following the retirement of Thomas F. Hums earlier this month.
Mr. Marien has been a member of the board of directors since
1980. He has been employed with Illinois Tool Works for 36 years and is a graduate of Ball State University with a bachelor's degree in business. He volunteers his time with several charitable organizations including the Mishawaka Kiwanis. Mr. Marien will serve as the Chairman of MFB Corp. and MFB Financial.


MFB Corp. also announced the election of Mr. Edward Levy to the board of directors of both companies. Mr. Levy is President of the Freeman-Spicer Finance Group. His firm provides leasing and related services to local businesses. Mr. Levy completed his undergraduate work at Hillsdale College, Hillsdale Michigan, and holds a Master's Degree from Indiana University. Mr. Levy is very active in the Michiana community in a number of charitable organizations including the YMCA, Camp Eberhart and Rotary Club.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          /s/ Charles J. Viater
                                          --------------------------------------
                                          Charles J. Viater, President and CEO

Dated: January 25, 2005